QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Subsidiaries of the Company

Name	Jurisdiction of Incorporation
2K Australia Pty. Ltd.	Australia
2K Czech, s.r.o.	Czech Republic
2K Games (Chengdu) Co., Ltd.	China
2K Games (Hangzhou) Co. Ltd.	China
2K Games (Shanghai) Co., Ltd.	China
2K Games, Inc.	Delaware
2K, Inc.	New York
2K Marin, Inc.	Delaware
2K Play, Inc.	Delaware
2K Games Songs LLC	Delaware
2K Games Sounds LLC	Delaware
2K Games Tunes LLC	Delaware
2K Vegas, Inc.	Delaware
2KSports, Inc.	Delaware
Cat Daddy Games, L.L.C.	Washington
Digital Productions S.A.	Luxembourg
DMA Design Holdings Limited	United Kingdom
Double Take LLC	Delaware
Firaxis Games, Inc.	Delaware
Frog City Software, Inc.	Delaware
Gathering of Developers, Inc.	Texas
Gearhead Entertainment, Inc.	Pennsylvania
Indie Built, Inc.	Delaware
Inventory Management Systems, Inc.	Delaware
Irrational Games, LLC	Delaware
Jack of All Games Norge A.S.	Norway
Jack of All Games Scandinavia A.S.	Norway
Joytech Europe Limited	United Kingdom
Joytech Ltd.	Hong Kong
Kush Games, Inc.	California
Maxcorp Ltd.	Bermuda
Rockstar Events Inc.	New York
Rockstar Games, Inc.	Delaware
Rockstar Games Songs LLC	Delaware
Rockstar Games Sounds LLC	Delaware
Rockstar Games Toronto ULC	British Columbia
Rockstar Games Tunes LLC	Delaware
Rockstar Games Vancouver ULC	British Columbia
Rockstar International Limited	United Kingdom
Rockstar Leeds Limited	United Kingdom
Rockstar Lincoln Limited	United Kingdom
Rockstar London Limited	United Kingdom
Rockstar New England, Inc.	Delaware
Rockstar North Limited	United Kingdom
Rockstar San Diego, Inc.	Virginia
T2 Developer, Inc.	Delaware
Take 2 Interactive Software Pty. Ltd.	Australia
Take 2 Productions, Inc.	Delaware

Name	Jurisdiction of Incorporation
Take-Two Asia Pte. Ltd.	Singapore
Take-Two Chile SpA	Chile
Take-Two Europe (Holdings) Limited	United Kingdom
Take-Two GB Limited.	United Kingdom
Take-Two Holdings II LLC	Delaware
Take Two Holdings LLC	Delaware
Take-Two Interactive Austria GmbH	Austria
Take-Two Interactive Benelux B.V.	Netherlands
Take-Two Interactive Canada Holdings, Inc.	Ontario
Take-Two Interactive Canada, Inc.	Ontario
Take-Two Interactive Espana S.L.	Spain
Take-Two Interactive France SAS	France
Take-Two Interactive GmbH	Germany
Take-Two Interactive Japan G.K.	Japan
Take-Two Interactive Korea Ltd.	South Korea
Take-Two Interactive Software Europe Limited	United Kingdom
Take-Two International B.V.	Netherlands
Take Two International GmbH	Switzerland
Talonsoft, Inc.	Delaware
Techcorp Ltd.	Hong Kong
Venom Games Limited	United Kingdom
Visual Concepts China Co., Ltd.	China
Visual Concepts Entertainment	California
VLM Entertainment Group, Inc.	Delaware
WC Holdco, Inc.	New York

QuickLinks

  Exhibit 21.1
Subsidiaries of the Company